united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2012 (January 27, 2012)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

    (281) 504-8000

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

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Item 1.02 Termination of a Material Definitive Agreement

On August 7, 2009, US Dataworks, Inc. (the “Company”) entered into an engagement agreement with Albeck Financial Services, Inc. (“AFS”) and Randall J. Frapart pursuant to which Mr. Frapart served as the Company’s Chief Financial Officer (the “CFO Engagement Agreement”). A description of the CFO Engagement Agreement can be found under the heading “Executive Compensation – Narrative to Summary Compensation Table” contained in the Company’s revised definitive proxy statement for its 2011 Annual Meeting of Stockholders filed with the Commission on August 17, 2011 and is incorporated herein by this reference. In connection with Mr. Frapart becoming a full-time employee of the Company effective as of January 16, 2012, on January 27, 2012, the parties to the CFO Engagement Agreement agreed to terminate the CFO Engagement Agreement effective as of January 15, 2012. The Company did not incur any early termination fees in connection with the termination of the CFO Engagement Agreement. Mr. Frapart’s roles, duties and responsibilities with the Company, including those as the Company’s Chief Financial Officer, did not change as a result of these events.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: February 2, 2012

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey Chief Executive Officer

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